                                  EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                ATTORNEYS AT LAW
                             ONE S.E. THIRD AVENUE
                                   28TH FLOOR
                           MIAMI, FLORIDA 33131-2948
                                 (305) 374-5600
                            TELECOPY (305) 374-5095

                                January 16, 1998

Republic Industries, Inc.
110 S.E. 6th Street
Fort Lauderdale, Florida 33301

            RE:  REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

     We have acted as counsel to Republic Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,396,522 shares of the Company's common stock, par value $0.01 per share, 1,392,451 shares of which are issued and outstanding (the "Shares") and 4,071 shares of which have been reserved for issuance by the Company to one of the Selling Stockholders named therein upon the exercise of outstanding options (the "Option Shares").

     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

     Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that (i) the Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable and (ii) the Option Shares have been duly and validly authorized, and when the options with respect thereto are duly exercised and such Option Shares are issued against payment therefor in accordance with the terms of such options, the Option Shares will be validly issued, fully paid and nonassessable.

     The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by any other jurisdiction.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                                            Very truly yours,

                                            AKERMAN, SENTERFITT & EIDSON, P.A.